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                                                                    EXHIBIT 15.1

May 29, 1998


The Shareholders and Board of Directors
American Express Company

We are aware of the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus of American Express Company (the "Company"), American Express Company Capital Trust I and American Express Company Capital Trust II for the registration of $500 million of Junior Subordinated Deferrable Interest Debentures of the Company and Capital Securities of American Express Company Capital Trust I and American Express Company Capital Trust II guaranteed by the Company of our report dated May 14, 1998, relating to the unaudited consolidated interim financial statements of the Company which are included in its Form 10-Q for the quarter ended March 31, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the Registration Statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


New York, New York                                /s/ Ernst & Young LLP
May 29, 1998